Exhibit 99.1
Independence Realty Trust Announces Expanded Unsecured Credit Facility,
Reflecting Increased Financial Flexibility and More Favorable Capital Structure

PHILADELPHIA - (BUSINESS WIRE) – Independence Realty Trust, Inc. (NYSE: IRT) (“IRT”) announced that on January 8, 2025 its operating partnership, Independence Realty Operating Partnership, LP, entered into an amended and restated unsecured credit facility. The new facility increases the borrowing capacity under IRT’s existing revolver from $500 million to $750 million and extends the maturity date of the revolver from January 2026 to January 2029. As of closing, the amount outstanding under the revolver was $214 million. Proceeds from the expanded revolver will be used for general corporate purposes.
The amended and restated unsecured credit facility also reduces the margin on IRT’s existing $200 million term loan. Borrowings under the $200 million term loan now bear interest at SOFR plus 0.80% to 1.60%. Borrowings under the revolver now bear interest at SOFR plus 0.725% to 1.40%. At closing, the interest rates on the $200 million term loan and revolver were SOFR plus 0.85% and SOFR plus 0.775%, respectively, based on our BBB investment grade rating. Overall, this reflects a weighted average reduction in margin of approximately 34 basis points compared to the interest rate margins in place prior to our investment grade rating.
“This expanded unsecured credit facility is the result of our continued efforts to increase our financial flexibility to drive profitable growth, underpinned by our investment grade ratings from Fitch Ratings and S&P Global Ratings, as well as, our lower consolidated leverage ratio,” said James Sebra, President and Chief Financial Officer of IRT. “Through this credit facility, we have extended our maturities, strengthened our balance sheet and created long-term value for our stakeholders through lower interest costs.”
KeyBank National Association is the Administrative Agent under the unsecured credit facility. KeyBanc Capital Markets, Inc. and Citibank, N.A. are Joint Bookrunners under the unsecured credit facility. KeyBanc Capital Markets, Citibank, N.A., PNC Capital Markets LLC, Capital One National Association, The Huntington National Bank, Regions Capital Markets, BMO Bank N.A. and Truist Securities, Inc. are the Joint Arrangers. The facilities’ Co-Syndication Agents include Citibank, N.A., Capital One National Association, PNC Bank National Association, Regions Bank, BMO Bank N.A., The Huntington National Bank and Truist Bank, and the Co-Documentation Agents are Bank of America, N.A., Barclays Bank PLC and Royal Bank of Canada.
About Independence Realty Trust, Inc.
Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily communities, across non-gateway U.S. markets including Atlanta, GA, Dallas, TX, Denver, CO, Columbus, OH, Indianapolis, IN, Raleigh-Durham, NC, Oklahoma City, OK, Nashville, TN, Houston, TX, and Tampa, FL. IRT’s investment strategy is focused on gaining scale near major employment centers within key amenity rich submarkets that offer good school districts and high-quality retail. IRT aims to provide stockholders with attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website www.irtliving.com.
Forward-Looking Statements
This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, our earnings guidance, and the assumptions underlying such guidance, anticipated enhancements to our financial results and future growth from our Portfolio Optimization and Deleveraging Strategy, our planned use of proceeds from our recent sales of common stock on a forward basis, and our unsecured notes in a private placement. All statements in this release that address financial and operating performance, events or developments that we expect or anticipate will occur or be achieved in the future are forward-looking statements.
Our forward-looking statements are not guarantees of future performance and involve estimates, projections, forecasts and assumptions, including as to matters that are not within our control, and are subject to risks and uncertainties including, without limitation, risks and uncertainties related to changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could lead to declines in occupancy and rent levels, uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital, unexpected changes in our intention or ability to repay certain debt prior to maturity, increased costs on account of inflation, increased competition in the labor market, failure to realize cost savings, efficiencies and other benefits that we expect to result from our Portfolio Optimization and Deleveraging Strategy, and our planned use of proceeds from our recent sales of common stock on a forward basis and our unsecured notes in a private placement, inability to sell certain assets, including those assets designated as held for sale, within the time frames or at the pricing levels expected, failure to achieve expected benefits from the redeployment of proceeds from asset sales, delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve rent increases and occupancy levels on account of the value add initiatives, unexpected impairments or impairments in excess of our estimates, increased regulations generally and specifically on the rental housing market, including legislation that may regulate rents and fees or delay or limit our ability to evict non-paying residents, risks endemic to real estate and the real estate industry generally, the impact of potential outbreaks of infectious diseases and measures intended to prevent the spread or address the effects thereof, the effects of natural and other disasters, unknown or unexpected liabilities, including the cost of legal proceedings, costs and disruptions as the result of a cybersecurity incident or other technology disruption, unexpected capital needs, inability to obtain appropriate insurance coverages at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverages, and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2023, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements.
These forward-looking statements are based upon the beliefs and expectations of our management at the time of this release and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.
Independence Realty Trust, Inc.
Edelman Smithfield
Lauren Torres
917-365-7979
IRT@edelman.com